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                                                                     EXHIBIT 3.1



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FORCENERGY INC

         Forcenergy Inc, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies that:

         1. The United States Bankruptcy Court for the Eastern District of Louisiana (the "Court"), in Case Nos. 99-11391 "A" and 99-11392 "A" pursuant to Chapter 11 of Title 11 of the United States Code, has confirmed a plan of reorganization (the "Plan") for the Corporation, pursuant to Chapter 11 of Title 11 of the United States Code;

         2. In accordance with Section 303(c) of the General Corporation Law of the State of Delaware, a certified copy of this Certificate is being filed with the Secretary of State of the State of Delaware (the "Secretary");

         3. The provision for the making of this Certificate is contained in the Plan; and

         4. Pursuant to the Plan and the filing of a certified copy of this Certificate with the Secretary, the Corporation's Certificate of Incorporation are amended and restated to read as follows:

                                    ARTICLE I
                                      NAME

         The name of the corporation is Forcenergy Inc (the "Corporation").

                                   ARTICLE II
                                REGISTERED AGENT

         The address of the Corporation's registered office in the State of Delaware and the name of its registered office at such address are:

                  The Prentice-Hall Corporation System, Inc.
                  1013 Centre Road,
                  Wilmington, Delaware 19805

                                   ARTICLE III
                                CORPORATE PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


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                                   ARTICLE IV
                                  CAPITAL STOCK

         The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000), of which stock One Hundred Million (100,000,000) shares of the par value of $.01 per share shall be designated Common Stock ("Common Stock") and Ten Million (10,000,000) shares of the par value of $.01 per share shall be designated Preferred Stock ("Preferred Stock"). Each share of Common Stock shall be entitled to one vote.

         No stockholder shall have a preemptive right to acquire any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

         The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof, any such resolution or resolutions being herein called a "Directors' Resolution". The Board of Directors is hereby authorized to fix and determine such variations in the designations, preferences and relative, participating, optional or other special rights (including, without limitation, special voting rights, preferential rights to receive dividends or assets upon liquidation, rights of conversion into Common Stock or other securities, redemption provisions or sinking fund provisions) as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions of such rights, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution.

                                    ARTICLE V
                                     BYLAWS

         The Bylaws may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but the Bylaws adopted by the Board of Directors of the Corporation may be amended or repealed by the affirmative vote of the holders of a majority of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article V as a single class.




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                                   ARTICLE VI
                                    DIRECTORS

         Section 1. Powers. Except as otherwise expressly provided in this Certificate of Incorporation or the Bylaws, all of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, shall be exercised exclusively by or at the direction of the Board of Directors of the Corporation.

         Section 2. Number and Terms of Directors. The number of directors of the Board of Directors of the Corporation shall be as specified in the Bylaws. Each director will serve for a term ending on the next annual stockholders' meeting following the annual meeting at which the director was elected. Each director will serve until his successor shall have been duly elected and qualified, or until his earlier resignation or removal.

         Newly created directorships resulting from any increase in the number of directors between annual meetings of the stockholders and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the Board of Directors by the affirmative vote of a majority of the remaining directors then in office, even though constituting less than a quorum of the Board of Directors. The foregoing shall not apply to new directors elected by holders of any preferred stock pursuant to a Certificate of Designations established by the Board of Directors or in order to comply with the requirements of any national securities exchange on which the stock of the Corporation is then listed, in which case such directors shall serve terms as set forth in a separate Certificate of Designations established by the Board of Directors to govern the terms, rights, preferences and limitations of such preferred stock. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                   ARTICLE VII
                   ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

         Section 1. Annual Meetings. Annual meetings of the stockholders of the Corporation for the election of directors shall be held on a date and at a time and place designated by or in the manner provided in the Bylaws. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a registered stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to



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stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

                  (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

                  (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business;

                  (c) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder; and

                  (d) any material interest of the stockholder in such business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Article VII, Section 1. The Chairman of the annual meeting, or such other person as may be designated by a majority of the Board of Directors, shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Article VII, Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 2. Special Meetings. Special meetings of the stockholders may be called by the President and shall be called by the Secretary (1) at the request of a majority of the Board of Directors or (2) at the written request of stockholders holding together at least a majority of the shares of the Corporation entitled to vote at the meeting. Special meetings of the stockholders may not be called by any other person. Notice of special meetings shall be given by the President, or the Secretary at the direction of the President, a majority of the Board of Directors or stockholders holding together at least a majority of the shares of the Corporation entitled to vote at the meeting; provided that the direction for such notice shall comply with applicable securities and other law; and provided further, in connection with a notice pursuant to a request by stockholders, the Board of Directors shall be entitled to include such other information or disclosure accompanying the notice as the Board of Directors shall deem desirable. Only business that has been stated in the notice of a special meeting of stockholders may be transacted at the special meeting.

         Section 3. Written Consents of Stockholders. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.





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                                  ARTICLE VIII
                                     RIGHTS

         The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the "Rights") entitling the holders thereof to purchase from shares of capital stock or other securities of the Corporation. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

         (a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights.

         (b) Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation.

         (c) Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights.

         (d) Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void.

         (e) Provisions that permit the Corporation to redeem the Rights.

         (f) The appointment of one or more agents to take specified actions on behalf of the Corporation with respect to the Rights.


                                   ARTICLE IX
                              REMOVAL OF DIRECTORS

         A director of the Corporation may be removed with or without cause by the affirmative vote of the holders of a majority of the stock entitled to vote upon his election.




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                                    ARTICLE X
                      RIGHT TO AMEND OR REPEAL CERTIFICATE

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


                                   ARTICLE XI
                     INDEMNIFICATION OF DIRECTORS, OFFICERS
                      AND OTHER AUTHORIZED REPRESENTATIVES

         Section 1. Directors. The Corporation shall indemnify its present and former directors against liabilities, damages, settlements, and expenses (including attorneys' fees) incurred in connection with the Corporation's affairs and by reason of the fact that he is or was a director or is serving at the request of the Corporation as a director of other corporations, partnerships, joint ventures, trusts or other enterprises, to the fullest extent permitted by the law, and as more particularly set forth in the Corporation's Bylaws. Such indemnification provisions of the Corporation's Bylaws may be enacted and modified from time to time by resolution of the Corporation's Board of Directors.

         Section 2. Officers, Employees and Agents. The Corporation shall indemnify its present or former officers, and may indemnify its present or former employees and agents, and persons presently or formerly serving at the request of the Corporation as officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises, to the fullest extent permitted by law and as more particularly set forth in the Corporation's Bylaws. Such indemnification provisions of the Corporation's Bylaws may be enacted and modified from time to time by resolution of the Corporation's Board of Directors.

         Section 3. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article XI.

         Section 4. Indemnification Agreements. The Corporation shall have the power to enter into indemnification agreements with any director, officer, employee or agent of the Corporation, or with any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such agreements may contain, in addition to any other lawful terms, any provisions intended to protect such person in the event of any actual or threatened change of control of the Corporation, including, but not limited to,



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provisions requiring the Corporation to deposit into an irrevocable trust funds sufficient to cover actual or potential future obligations of the Corporation to indemnify or advance expenses (including attorneys' fees) to such person.

         Section 5. No Rights of Subrogation. Indemnification hereunder and under the Bylaws shall be a personal right and the Corporation shall have no liability under this Article XI to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of such person) by reason of subrogation, assignment, or succession by any other means to the claim of any person to indemnification hereunder or under the Corporation's Bylaws.

         Section 6. Effect of Modification. Any repeal or modification of any provision of this Article XI by the stockholders of the Corporation shall not adversely affect any right to protection of a director, officer, employee or agent of the Corporation existing immediately prior to the time of such repeal or modification.

                                   ARTICLE XII
                        LIMITATION OF DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                                  ARTICLE XIII

         Pursuant to Section 203(b)(3), and in accordance with Sections 203(b)(3) and 303, of the Delaware General Corporation Law, the Corporation hereby elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                   ARTICLE XIV

         No voting equity securities of the Corporation may be issued; provided, this provision, included in this Certificate of Incorporation in compliance with
Section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123, shall have no force and effect except to the extent required by said Section 1123 so long as said Section 1123 is in effect and applicable to the Corporation.




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         The undersigned has made and executed this Amended and Restated
Certificate of Incorporation of the Corporation under the seal of the Corporation this 15th day of February, 2000, and affirms under the penalties of perjury that it is true and it is the act and deed of the Corporation.

                                             FORCENERGY INC


                                             By:  /s/ STIG WENNERSTROM
                                                  ------------------------------
                                                  Stig Wennerstrom
                                                  President


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